SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 25, 2007

MSGI SECURITY SOLUTIONS, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File No.)	Identification No.)
incorporation)

575 Madison Avenue
New York, New York 10022
(Address of Principal Executive Offices)

917-339-7134
(Registrant’s telephone number, including area code)

Item 8.01. Other Events.

This filing is made in order to disclose an update on the capitalization of the company.

As of the most recently reported period ended June 30, 2007; the Company reported 10,308,025 shares outstanding.

As of October 25, 2007 and based on various transactions which have taken place during the current interim period to end December 31, 2007, including certain conversions of debt to equity under the provisions of a series of 8% Callable Convertible Notes issued by the Company during the fiscal year ended June 30, 2006, the Company issued shares of Common stock yielding a current total shares outstanding of 15,269,876. The terms of the 8% Callable Convertible Notes have been disclosed in prior filings with the United States Securities and Exchange Commission on Forms 8-K.

Item 9.01. Financial Statements and Exhibits

(a) N/A

(b) N/A

(c) N/A

(d) N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: October 25, 2007	By:	/s/ Richard J. Mitchell, III
Name: Richard J. Mitchell, III
Chief Accounting Officer